Coldwell Banker Commercial WESTMAC

COPY

AIR AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD SUBLEASE

(Short-form to be used with post 1995 AIREA leases)

(NOTE: DO NOT USE IF LESS THAN ENTIRE PREMISES ARE BEING SUBLET. FOR SITUATIONS WHERE THE PREMISES ARE TO BE OCCUPIED BY MORE THAN ONE TENANT OR SUBTENANT USE THE "STANDARD SUBLEASE–MULTI-TENANT" FORM)

1. **Basic Provisions ("Basic Provisions").**

1.1 **Parties:** This Sublease ("Sublease"), dated for reference purposes only March 26, 2004, is made by and between The Paladin Companies, Inc. an Illinois Company, with offices at 875 N. Michigan Avenue, #1430, Chicago, IL 60611 ("Sublessor") and Network Dynamics Corp., a California Corporation ("Sublessee"), (collectively the "Parties", or individually a "Party").

1.2 **Premises:** That certain real property, including all improvements therein, and commonly known by the street address of 12121 Wilshire Boulevard, Suite 305, Los Angeles, California 90025 located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) Wilshire Bundy Plaza, a 14 story class "A" office building ("Premises").

1.3 **Term:** two (2) years and seven and one half (7 1/2) months commencing approximately April 15, 2004 or the date upon which Master Lessor (as defined in Paragraph 7 below) consents to this Sublease, whichever shall last occur. ("Commencement Date") and ending November 30, 2006 ("Expiration Date").

1.4 **Early Possession:** If consent from Master Lessor to this Sublease is received prior to the Commencement Date then Sublessor will grant Sublessee immediate access and prior occupancy to the premises so long as such presence does not interfere with Sublessor's activities nor results in additional costs or delays to Sublessor. ("Early Possession Date").

1.5 **Base Rent:** $ 4,824.60 per month ("Base Rent"), payable on the first (1st) day of each month commencing May 1, 2004.

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $ 2,412.30 for the period April 15 – 30, 2004

(b) **Security Deposit:** $4,824.60 ("Security Deposit").

(c) **Association Fees:** $N/A

(d) **Other:** $0.00 for Common area maintenance, building, UTILITIES, operating expenses, property tax & insurance & any other obligation of Sublessor to Landlord.

(e) **Total Due Upon Execution of this Lease:** $7,236.90

1.7 **Agreed Use:** general office use consistent with the character of a class "A" professional office building

1.8 **Real Estate Brokers:**

(a) **Representation:** The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

☒ Coldwell Banker Commercial WESTMAC (Scott Gertz) represents Sublessor exclusively ("Sublessor's Broker");

☒ Stone Company (Matthew Ciriello) represents Sublessee exclusively ("Sublessee's Broker"); or

☐ represents both Sublessor and Sublessee ("Dual Agency").

(b) **Payment to Brokers:** Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of N/A or ____% of the total Base Rent) for the brokerage services rendered by the Brokers.

1.9 **Guarantor.** The obligations of the Sublessee under this Sublease shall be guaranteed by Gary Guseinov (AKA Gary A. Guss) ("Guarantor").

1.10 **Attachments.** Attached hereto are the following, all of which constitute a part of this Sublease:

Initials [signature] Initials GG

☑ an Addendum consisting of Paragraphs 14 through 24;
☐ a plot plan depicting the Premises;
☐ a Work Letter;
☑ a copy of the Master Lease;
☑ other (specify): List of personal property included in Sublease. Attachment A

2. **Premises.**

2.1 **Letting.** Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. **Note: Sublessee is advised to verify the actual size prior to executing this Sublease.**

2.2 **Condition.** Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("**Start Date**"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("**HVAC**"), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. ~~If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense.~~

2.3 **Compliance.** Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("**Applicable Requirements**") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. **NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** ~~If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.~~

2.4 **Acknowledgements.** Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 **Americans with Disabilities Act.** In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor's expense ☐ Sublessee's expense.

3. **Possession.**

3.1 **Early Possession.** If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.2 **Delay in Commencement.** Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 ~~of the Master Lease~~ (as modified by Paragraph 7.3 of this Sublease).

3.3 **Sublessee Compliance.** Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance **with general liability limits in an amount not less than $2,000,000 general aggregate and $2,000,000 per occurence.** Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. **Rent and Other Charges.**

4.1 **Rent Defined.** All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("**Rent**"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 **Utilities.** Sublessee shall pay for all **separately-metered** water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5. **Security Deposit.** The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 15 ~~5 of the Master Lease~~ (as modified by Paragraph 7.3 of this Sublease).

6. **Agreed Use.** The Premises shall be used and occupied only for general office use consistent with the character of class "A" professional office building. and for no other purpose.

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FORM SBS-2-4/01E

06-22-2005 04:06pm From-STONE COMPANY T-259 P 003 F-721

7. **Master Lease.**

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "**Master Lease**", wherein Naram Holdings, LLC, a California Limited Liability Company is the lessor, hereinafter the "**Master Lessor**".

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: NONE

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "**Sublessee's Assumed Obligations**". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "**Sublessor's Remaining Obligations**".

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. **Assignment of Sublease and Default.**

8.1 Sublessor hereby assigns and transfers to Master Lessor Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor's obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. **Consent of Master Lessor.**

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease. (~~see Paragraph 39.2 of the Master Lease~~).

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. **Additional Brokers Commissions.**

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10.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

10.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

10.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

10.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. **Representations and Indemnities of Broker Relationships.** The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

12. **Attorney's fees.** If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

13. **No Prior or Other Agreements; Broker Disclaimer.** This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

Executed at:	Executed at:
on: 4/20/07	on: 1/11/2007
By Sublessor:	By Sublessee:
The Palatin Companies, Inc.	Network Dynamics Corp.
By: [signature]	By: [signature]
Name Printed: Kevin Marzalik	Name Printed: Gary Guseinov (AKA Gary A. Guse)
Title: CFO	Title: President/CEO
By:	By:
Name Printed:	Name Printed:
Title:	Title:
Address: 875 N. Michigan Avenue, Suite 1430 Chicago, IL 60611	Address:

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Initials

FORM SBS-5-4/01E

Telephone/Facsimile: (312) 373-0700/(312) 684-0279
Federal ID No. 35-2002034

Telephone/Facsimile: ____
Federal ID No. ____

BROKER:	BROKER:
Coldwell Banker Commercial WESTMAC	Stone Company
Attn: Scott L. Gerbe	Attn: Matthew Cirigliano
Title: Associate	Title: Associate
Address: 1516 Pontius Avenue, Los Angeles, CA 90025	Address: 11835 San Vicente Boulevard, Suite 520, Los Angeles, CA 90025
Telephone/Facsimile: (310) 479-7700/(310) 479-9909	Telephone/Facsimile: (310) 207-8008/(310) 207-0830
Federal ID No.	Federal ID No.

Consent to the above Sublease is hereby given.

Executed at: 12121 Wilshire Blvd	Executed at:
on: April 5, 2004	on:
By Master Lessor: Maran Holdings LLC	By Guarantor(s):
By: [signature]	By: [signature]
Name Printed: Richard Marc	Name Printed: Gary Guseinov (AKA Gary A. ...)
Title: Asset Manager	Address:
By:	By:
Name Printed:	Name Printed:
Title:	Address:
Address:	
Telephone/Facsimile:	
Federal ID No.	

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

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Telephone/Facsimile: (312) 573-0700/(312) 654-0279
Federal ID No. 36-3697634

Telephone/Facsimile:
Federal ID No.

BROKER:
Coldwell Banker Commercial NRTHRC
Attn: Scott L. Gartz
Title: Associate
Address: 1516 Pontius Avenue
Los Angeles, CA 90025
Telephone/Facsimile: (310) 478-7700/(310) 479 0989
Federal ID No.

BROKER:
Stone Company
Attn: Matthew Ciriello
Title: Associate
Address: 11620 San Vicente Boulevard, Suite 520
Los Angeles, CA 90025
Telephone/Facsimile: (310) 202-9008/(310) 202-0630
Federal ID No.

Consent to the above Sublease is hereby given.

Executed at:
on:

By Master Lessor:

By:
Name Printed:
Title:

By:
Name Printed:
Title:
Address:

Telephone/Facsimile:
Federal ID No.

Executed at:
on:

By Guarantor(s).

By:
Name Printed: Gary Guseinov (AKA Gary A. Guss)
Address:

By:
Name Printed:
Address:

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

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Initials
FORM SBS-8-4/01E

Attachment A

LA Office Inventory of Personal Property

Description	Model	Serial_num	Prim_user
MONITOR	AMDECK	LA_001	LA_001
MONITOR	COMPAQ V500	OPEN1	UNASSIGNED
MONITOR	COMPAQ V500	OPEN2	UNASSIGNED
MONITOR	COMPAQ V50	OPEN3	UNASSIGNED
MONITOR	COMPAQ V50	OPEN4	UNASSIGNED
MONITOR	COMPAQ 455	OPEN5	UNASSIGNED
PC	COMPAQ DESKPRO	9850BBC1F269	SERVER-LA001
PRINTER	HP LJ 4000 PCL		PLAIN
PRINTER	HP LJ 1100	AF-134YZ PERS.	DM PERSONAL
PRINTER	HP LJ 4000T		ADMIN
SERVER	COMPAQ PROLIANT		SERVER-LA002
FAX	HP DESKJET 500		LA OFFICE OUTBOUND
PC	MAC G4		LA OFFICE INTERVIEW

Furniture		Reception Station
Furniture	6-8	Cubicle Seating Tables & Work Stations
Furniture	14	Stacker Chairs
Furniture	6	Sail Chairs
Furniture	7	Lounge Chairs
Furniture		Files & Pedestals
Furniture		Mobile Media Cart
Furniture		Occasional Table
Furniture	5	2-Drawer Lateral Files
Furniture	14	Box/Box/File Mobile Pedestals
Furniture	14	File Pedestals with Lock
Furniture	4	6-Drawer Lateral Files
Furniture		Computer Cart
Furniture		Storage Shelving
Furniture		Antifoni Work Lamps
Furniture		Document Wastebaskets
Furniture		Dekad Wall Clock
Furniture		Letter Butlers
Furniture		Pendaflex Folders
Furniture		Mail Slot Equipment

Inter-tel Phone	1	AXXEEN 4x12Platform with Voice Mail
Inter-tel Phone	1	MF-Rated 25 Unit Software Key
Inter-tel Phone	1	Digital Station Card (12 Stations per Card)
Inter-tel Phone	2	Loop Start Line card (4 Lines per Card)
Inter-tel Phone	1	BASIC Digital Telephone
Inter-tel Phone	11	Standard Digital Telephone w/ Display
Inter-tel Phone	2	Executive Digital Telephone
Inter-tel Phone	1	DSP KIT #1
Inter-tel Phone	1	Inter-tel Axxent Modem Kit
Inter-tel Phone	12	AXXENT Standard Terminal User
Inter-tel Phone	2	AXXENT EXECUTIVE TERMINAL USER
Inter-tel Phone	28	Cat 5 Data Cable
Inter-tel Phone	3	Cat 3 Voice Cable

Addendum to Standard Sublease
By and between Paladin Companies, Inc.
And Network Dynamics Corporation
Dated March 11, 2004

14. **Acceptance of Premises.** Sublessor has made no representations or promises with respect to the Premises, or this Sublease except as herein expressly set forth. The taking of Possession of the Premises by Sublessee shall be conclusive evidence that Sublessee accepts the Premises "as is" and that the Premises are suitable for the use intended by Sublessee and were in good and satisfactory condition at the time such Possession was so taken. Sublessor warrants that at the taking of Possession all services such as HVAC, light fixtures, etc. shall be in good working order.

15. **Security Deposit.**

15.1 **Rights & Obligations.** The Security Deposit shall be held by Sublessor as security for the faithful performance by Sublessee of all the provisions of this Sublease to be performed or observed by Sublessee. If Sublessee fails to pay rent when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may (but shall not be obligated to) use, apply, or retain all or any portion of the Security Deposit for the payment of any rent or other amounts then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses or applies all or any portion of the Security Deposit, Sublessee shall, within (10) days after written demand by Sublessor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to the full amount thereof, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver and/or transfer to its assignee so much of the Security Deposit as is then held by Sublessor.

15.2 **Return to Sublessee.** Within thirty (30) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit or so much thereof as had not theretofore been applied or previously returned by Sublessor, shall be returned, without payment of interest or other increment for its use, to Sublessee (or to the last assignee, if any, of Sublessee's interest hereunder). Sublessor's return of the Security Deposit, or any part thereof, shall not be construed as an admission that Sublessee has performed all of its obligations under this Sublease.

16. **Late Charges.** If any installment of Base Rent due from Sublessee shall not be received by Sublessor within six (6) business days after said amount is due, then Sublessee shall pay to Sublessor a late charge equal to six percent (6%) of the amount due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Sublessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Sublessor's remedies in any manner. In addition to the late charge described above, any Base Rent or other amounts owing hereunder which are not paid within six (6) business days after the date they are due shall thereafter bear interest until paid at a rate equal to ten percent (10%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law.

17. **Personal Property.** The use of the existing office furniture, equipment, kitchen appliances, and telephone system ("Personal Property") shall be included during the Term of this Sublease. Sublessor will transfer and Sublessee shall assume rightful ownership of the Personal Property on the Expiration Date or on the date of any early termination of the Sublease in accordance with provisions of this Sublease, provided such early termination was not the result of a default or breach by the Sublessee.

18. **Other Provisions of Sublease.** All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the Landlord thereunder, Sublessee the Tenant thereunder, and the Premises the Master Premises. Sublessee assumes and agrees to perform the Tenant's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except the obligation to pay rent to Landlord. Sublessee shall not commit or

Addendum to Standard Sublease
By and between Paladin Companies, Inc.
And Network Dynamics Corporation
Dated March 11, 2004
(continued)

suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

19. Assignment and Subletting.

19.1 Transfer. Except as otherwise provided in this paragraph, Sublessee shall not, either voluntarily or by operation of law, (a) assign or transfer this Sublease or any interest herein, (b) sublet the Premises, or any part thereof, or (c) enter into a license agreement or other arrangement whereby the Premises, or any portion thereof, are held or utilized by another party (each of the foregoing defined herein as a "Transfer"), without the express prior written consent of Sublessor (and without the prior written consent of Master Lessor, if such is required under the terms of the Master Lease). Consent to any Transfer shall neither relieve Sublessee of the necessity of obtaining Sublessor's consent to any future Transfer nor relieve Sublessee from any liability under this Sublease. Sublessor hereby expressly consents to the Transfer of the Premises, in whole or in part, by Sublessee to an Affiliate of Sublessee. For purposes of this Sublease an Affiliate of Sublessee shall be defined as any third party in which Sublessee or any of its officers or directors are at least a majority owner thereof.

19.2 Consideration for Transfer. One hundred percent (100%) of all (a) consideration paid or payable by a transferee to Sublessee as consideration for any such Transfer, and (b) rents, additional charges and other considerations, received in connection with the Transfer by Sublessee from a transferee in excess of the Base Rent (including, but not limited to, sums paid for the sale or rental of Sublessee's fixtures, leasehold improvements, equipment, furniture or other personal property, less in the case of the sale thereof, an amount equal to the then net unamortized or undepreciated cost thereof to Sublessee determined on the basis of Sublessee's federal income tax returns except that, with respect to Sublessee's fixtures and leasehold improvements, depreciation shall be computed on a straight-line basis over the Term of this Sublease) payable by Sublessee to Sublessor under this Sublease shall be paid by Sublessee to Sublessor immediately upon receipt thereof by Sublessee.

20. Indemnity & Insurance. Sublessee agrees to and hereby does indemnify and save Sublessor and Master Lessor harmless against all claims for damages to persons or property by reason of Sublessee's use or occupancy of the Premises, and all expenses incurred by Sublessor or Master Lessor because thereof, including attorney's fees and court costs. Supplementing the foregoing and in addition thereto, Sublessee shall during the Term of this Sublease, and at Sublessee's expense, maintain in full force and effect commercial general liability insurance on an occurrence basis, with limits in an amount not less than $2,000,000 general aggregate and $2,000,000 per occurrence, and property damage limits of 100% of the full replacement cost of all content of the Premises, which amounts shall be subject to increases from time to time as Sublessor may reasonably request (and within 30 days after such request, Sublessee shall furnish Sublessor with evidence of such increase in coverage), or the minimum amount of coverages required in the Master Lease, whichever is greater, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Sublessee under the first sentence of this Paragraph 20, and naming Sublessor and Master Lessor as additional insureds. Sublessee shall deliver to Sublessor either a duplicate original of a certificate(s) evidencing such insurance prior to the commencement of the Term of this Sublease. Sublessor and Sublessee each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Sublessor or Sublessee or their agents, employees,

Addendum to Standard Sublease
By and between Paladin Companies, Inc.
And Network Dynamics Corporation
Dated March 11, 2004
(continued)

contractors and/or invitees to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Sublessor and Sublessee shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

21. **Notices.**

21.1 Any notice by either party to the other required or permitted under this Sublease shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail addressed (a) if to Sublessee, at the Premises, and (b) if to Sublessor, at the address set forth herein, or at such other address for either party as that party may designate by notice to the other; notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed upon the mailing thereof.

21.2 Sublessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, the person in charge of the Premises at the time of occupying the Premises; and if there is no person in charge or occupying same then such services may be made by attachment thereof on the main entrance of the Premises.

22. **Time of Essence.** Time is of the essence of this Sublease.

23. **Severability.** The terms, conditions, covenants and provisions of this Sublease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

24. **Section Titles.** The section titles in this Sublease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Sublease or any of its provisions.

* * * *

T-259 P 011/013 F-721
06-22-2005 04:14pm From-STONE COMPANY
Received 2007-01-17 15:17 From-3108261635 To- Richardson & Patel Page 011

COLDWELL BANKER COMMERCIAL
WESTMAC

AIR

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
GUARANTY OF SUBLEASE

WHEREAS, The Paladin Companies, Inc., an Illinois company, with offices at 875 N. Michigan Avenue, #1430, Chicago, IL 60611 hereinafter "Sublessor Lessor", and Network Dynamics Corp, Inc. a California Corporation, hereinafter "Sublessee Lessee", are about to execute a document entitled "Sublease Lease" dated March 26, 2004 concerning the premises commonly known as 12121 Wilshire Boulevard, Suite 305, Los Angeles, CA 90025 wherein Lessor will lease the premises to Sublessee Lessee, and

WHEREAS, Gary Guseinov (AKA Gary A. Guss) hereinafter "Guarantors" have a financial interest in Sublessee Lessee, and

WHEREAS, Sublessor Lessor would not execute the Sublease Lease if Guarantors did not execute and deliver to Sublessor Lessor this Guarantee of Sublease Lease.

NOW THEREFORE, in consideration of the execution of the foregoing Sublease Lease by Sublessor Lessor and as a material inducement to Sublessor Lessor to execute said Sublease Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Sublessee Lessee of all rents and all other sums payable by Sublessee Lessee under said Sublease Lease and the faithful and prompt performance by Sublessee Lessee of each and every one of the terms, conditions and covenants of said Sublease Lease to be kept and performed by Sublessee Lessee.

It is specifically agreed that the terms of the foregoing Sublease Lease may be modified by agreement between Sublessor Lessor and Sublessee Lessee, or by a course of conduct, and said Sublease Lease may be assigned by Sublessor Lessor or any assignee of Sublessor Lessor without consent or and with notice to Guarantors and that this Guaranty shall guarantee the performance of said Sublease Lease as so modified.

This Guaranty shall not be released, modified or affected by the failure or delay on the part of Sublessor Lessor to enforce any of the rights or remedies of the Sublessor Lessor under said Sublease Lease, whether pursuant to the terms thereof or at law or in equity.

No Notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Sublessor Lessor may proceed immediately against Sublessee Lessee and/or against Guarantors following any breach or default by Sublessee Lessee or for the enforcement of any rights which Sublessor Lessor may have as against Sublessee Lessee under the terms of the Sublease Lease or at law or in equity.

Sublessor Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Sublessee upon giving notice to Sublessee or Guarantors and Lessee without first proceeding against Sublessee. ~~Lessee and without previous notice to or demand upon either Sublessee Lessee or Guarantors.~~

Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Sublease Lease, (d) any right to require the Sublessor Lessor to proceed against the Sublessee Lessee or any other Guarantor or any other person or entity liable to Sublessor Lessor, (e) any right to require Sublessor Lessor to apply to any default any security deposit or other security it may hold under the Sublease Lease, (f) any right to require Sublessor Lessor to proceed under any other remedy Sublessor Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

Guarantors do hereby subrogate all existing or future indebtedness of Sublessee Lessee to Guarantors to the obligations owed to Sublessor Lessor under the Sublease Lease and this Guaranty.

If a Guarantor is married, each Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of Sublessee Lessee under the Sublease Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

The term "Sublessor" "Lessor" refers to and means the Sublessor Lessor named in the Sublease Lease and also Sublessor's Lessor's successors and assigns. So long as Sublessor's Lessor's interest in the Sublease Lease, the subleased leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Sublessor's Lessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

REVISED

FORM GR-1-12/96E

The term "Sublessee" ~~"Lessee"~~ refers to and means the Sublessee ~~Lessee~~ named in the Sublease ~~Lease~~ and also Sublessee's ~~Lessee's~~ successors and assigns.

In the event any action be brought by said Sublessor ~~Lessor~~ against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

Any notice required under this Guaranty shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail addressed (a) if to Sublessee, at the Sublease premises, (b) if to Guarantors, at the address set forth herein, or at such other address as Guarantors may designate by notice to Sublessor, and (c) if to Sublessor, at the address set forth herein, or at such other address as Sublessor may designate by notice to Sublessee under the Sublease; notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed upon the mailing thereof.

Guarantors hereby appoint as their agent to receive service of all dispossessory or distraint proceedings, the person in charge of the Sublease premises at the time of occupying the premises; and if there is no person in charge or occupying same then such services may be made by attachment thereof on the main entrance of the Sublease premises.

If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the American Industrial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at ____________________

on 4/1/2004

Address 1929 North Curson Place
Los Angeles, CA 90046

Gary Guseinov (AKA Gary A. Guss)

"GUARANTORS"